                                                                  EXHIBIT 10.11


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                     AMERICAN RETIREMENT COMMUNITIES, L.P.
                                    Borrower


                    ---------------------------------------

                                 LOAN AGREEMENT

                        $2,500,000 REVOLVING CREDIT LOAN
                              $2,000,000 TERM LOAN

                          Dated as of October 31, 1995

                    ----------------------------------------


                     FIRST UNION NATIONAL BANK OF TENNESSEE
                                     Lender





===============================================================================

                               TABLE OF CONTENTS


RECITALS......................................................................................................... 1

I.  DEFINITIONS.................................................................................................. 1

II. LOAN......................................................................................................... 9
                  2.1       Revolving Credit Loan................................................................ 9
                  2.2       Term Loan............................................................................ 9
                  2.3       Advances of Revolving Loans..........................................................10
                  2.4       Interest.............................................................................14
                  2.5       Principal Repayment..................................................................15
                  2.6       Fees.................................................................................15
                  2.7       Prepayment of Prime Rate Loans.......................................................16
                  2.8       Prepayment of LIBOR Loans............................................................16
                  2.9       Prepayment of Term Loan..............................................................17
                  2.10      Additional Costs.....................................................................17

III.  CONDITIONS PRECEDENT.......................................................................................17
                  3.1       Conditions to Initial Advance........................................................17
                  3.2       Conditions to Subsequent Revolving Loans.............................................19

IV. REPRESENTATIONS AND WARRANTIES...............................................................................19
                  4.1       Capacity.............................................................................19
                  4.2       Authorization........................................................................19
                  4.3       Binding Obligations..................................................................20
                  4.4       No Conflicting Law or Agreement......................................................20
                  4.5       No Consent Required..................................................................20
                  4.6       Financial Statements.................................................................20
                  4.7       Fiscal Year..........................................................................20
                  4.8       Litigation...........................................................................20
                  4.9       Taxes; Governmental Charges..........................................................20
                  4.10      Title to Properties..................................................................21
                  4.11      No Default...........................................................................21
                  4.12      Casualties; Taking of Properties.....................................................21
                  4.13      Compliance with Laws.................................................................21
                  4.14      ERISA................................................................................21
                  4.15      Full Disclosure of Material Facts....................................................21
                  4.16      Accuracy of Projections..............................................................22
                  4.17      Investment Company Act...............................................................22
                  4.18      Personal Holding Company.............................................................22
                  4.19      Solvency.............................................................................22

                  4.20      Chief Executive Office...............................................................22
                  4.21      Subsidiaries.........................................................................22
                  4.22      Ownership of Patents, Licenses, Etc..................................................22
                  4.23      Environmental Compliance.............................................................22
                  4.24      Labor Matters........................................................................22
                  4.25      OSHA Compliance......................................................................23
                  4.26      Regulation U.........................................................................23

V.  AFFIRMATIVE COVENANTS........................................................................................23
                  5.1       Payment of Obligations...............................................................23
                  5.2       Maintenance of Existence and Business................................................23
                  5.3       Financial Statements and Reports and Other Information...............................23
                  5.4       Operating Data.......................................................................25
                  5.5       Other Information....................................................................25
                  5.6       Certain Additional Reporting Requirements............................................25
                  5.7       Taxes and Other Encumbrances.........................................................26
                  5.8       Payment of Debts.....................................................................26
                  5.9       Compliance with Laws.................................................................26
                  5.10      Maintenance of Property..............................................................26
                  5.11      Maintenance of Bank Accounts.........................................................26
                  5.12      Compliance with Contractual Obligations..............................................26
                  5.13      Further Assurances...................................................................27
                  5.14      Security Interest; Setoff............................................................27
                  5.15      Insurance............................................................................27
                  5.16      Accounts and Records.................................................................29
                  5.17      Official Records.....................................................................29
                  5.18      Right of Inspection..................................................................29
                  5.19      ERISA Information and Compliance.....................................................30
                  5.20      Indemnity; Expenses..................................................................30
                  5.21      Assistance in Litigation.............................................................31
                  5.22      Name Changes.........................................................................31
                  5.23      Estoppel Letters.....................................................................31
                  5.24      Environmental Matters................................................................31

VI.  NEGATIVE COVENANTS..........................................................................................32
                  6.1       Debts, Guaranties, and Other Obligations.............................................32
                  6.2       Change of Management.................................................................33
                  6.3       Distributions........................................................................33
                  6.4       Stock Acquisitions...................................................................33
                  6.5       Encumbrances.........................................................................33
                  6.6       Prepayment of Indebtedness...........................................................33
                  6.7       Investments..........................................................................33
                  6.8       Sales and Leasebacks.................................................................34

                  6.9       Change of Control....................................................................34
                  6.10      Nature of Business...................................................................34
                  6.11      Further Acquisitions, Mergers, Etc...................................................34
                  6.12      Sale of Receivables..................................................................34
                  6.13      Disposition of Assets................................................................34
                  6.14      Loans to Others......................................................................34
                  6.15      Inconsistent Agreements..............................................................35
                  6.16      Fictitious Names.....................................................................35
                  6.17      Subsidiaries and Affiliates..........................................................35
                  6.18      Place of Business....................................................................35
                  6.19      Adverse Action With Respect to Plans.................................................35
                  6.20      Transactions With Affiliates.........................................................35
                  6.21      Constituent Document Amendments......................................................35
                  6.22      Adverse Transactions.................................................................35
                  6.23      Use of Lender's Name.................................................................35
                  6.24      Margin Securities....................................................................36
                  6.25      Accounting Changes...................................................................36
                  6.26      Capital Stock........................................................................36
                  6.27      Modification of Management Agreements................................................36
                  6.28      Action Outside Ordinary Course.......................................................36

VII. FINANCIAL COVENANTS.........................................................................................36
                  7.1       Debt Service Coverage Ratio..........................................................36
                  7.2       Liquidity............................................................................36
                  7.3       Capital Expenditure Reserves, Operating Expense Reserves.............................37

VIII.  EVENTS OF DEFAULT.........................................................................................37
                  8.1       Events of Default....................................................................37
                  8.2       Remedies.............................................................................39

IX.  GENERAL PROVISIONS..........................................................................................39
                  9.1       Notices..............................................................................40
                  9.2       Renewal, Extension, or Rearrangement.................................................40
                  9.3       Application of Payments..............................................................40
                  9.4       Computations; Accounting Principles..................................................41
                  9.5       Counterparts.........................................................................41
                  9.6       Negotiated Document..................................................................41
                  9.7       Consent to Jurisdiction; Exclusive Venue.............................................41
                  9.8       Not Partners; No Third Party Beneficiaries...........................................41
                  9.9       No Reliance on Lender's Analysis.....................................................41
                  9.10      No Marshalling of Assets.............................................................42
                  9.11      Impairment of Collateral.............................................................42
                  9.12      Business Days........................................................................42

                  9.13      Participations.......................................................................42
                  9.14      Standard of Care; Limitation of Damages..............................................42
                  9.15      Incorporation of Schedules...........................................................42
                  9.16      Indulgence Not Waiver................................................................42
                  9.17      Cumulative Remedies..................................................................42
                  9.18      Amendment and Waiver in Writing......................................................42
                  9.19      Assignment...........................................................................43
                  9.20      Entire Agreement.....................................................................43
                  9.21      Severability.........................................................................43
                  9.22      Time of Essence......................................................................43
                  9.23      Applicable Law.......................................................................43
                  9.24      Gender and Number....................................................................43
                  9.25      Captions Not Controlling.............................................................43
                  9.26      Waiver of Right to Jury Trial........................................................43

                                 LOAN AGREEMENT


                  This Loan Agreement is entered into as of the 31st day of October, 1995, by and between AMERICAN RETIREMENT COMMUNITIES, L.P. ("Borrower"), a Tennessee limited partnership; and FIRST UNION NATIONAL BANK OF TENNESSEE ("Lender"), a national banking association.


                                    RECITALS

                  WHEREAS, Lender has agreed to extend credit to Borrower, on certain terms and conditions, as set forth in detail in this Agreement;

                  NOW, THEREFORE, as an inducement to cause Lender to extend credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:


                                 I. DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings, unless the context expressly requires otherwise:

                  "ACCOUNT AGREEMENTS" has the meaning assigned in Section
2.3.1 hereof.

                  "AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly, (i) has an equity interest in that Person, in any degree, (ii) has common ownership with that Person, in any degree, (iii) Controls that Person, or (iv) shares common Control with that Person.

                  "AGREEMENT" means this Loan Agreement (including all schedules and exhibits hereto), as the same may be amended from time to time.

                  "ARC ENTITIES" means Borrower; American Retirement Communities, L.L.C. ("ARC, L.L.C."), a Tennessee limited liability company; American Retirement Corporation ("ARC"), a Tennessee corporation; ARC Management Corporation ("ARCM"), a Tennessee corporation; ARC Chattanooga, Inc., a Tennessee corporation; ARC Fort Austin Properties, Inc., a Tennessee corporation; ARC Corpus Christi, Inc., a Tennessee corporation; ARC Oak Park, Inc., a Tennessee corporation; ARC Lexington Equities, Inc., a Tennessee corporation; ARC Chattanooga, Inc.; and all other Subsidiaries of Borrower from time to time.

                  "BANKRUPTCY CODE" means Title I of the Bankruptcy Reform Act of 1978, as it may be amended from time to time.

                  "BORROWER" means American Retirement Communities, L.P., a Tennessee limited partnership, its successors and assigns. This definition does not abrogate the requirement set forth below restricting Borrower's ability to assign its rights under this Agreement.

                  "BORROWING NOTICE" has the meaning assigned in Section 2.3.2(b) hereof.

                  "BUSINESS DAY" or "BUSINESS DAYS" means any day or days on which Lender's main office in Nashville, Tennessee is open for business with the public.

                  "CAPITAL LEASE" means a lease that would be characterized as a financed sale under GAAP.

                  "CHANGE OF CONTROL" means the occurrence, after the date of this Agreement, of the acquisition of Control of any ARC Entity by any Person which does not presently Control such entity.

                  "CLOSING DATE" means the date of this Agreement.

                  "COLLATERAL" means all Property now or hereafter securing the Obligations.

                  "COMMITMENT LETTER" means that letter from Lender to Borrower dated September 25, 1995, describing the Loans.

                  "CONTROL" or "CONTROLLED" means that a Person has the power to conduct or govern the policies of another Person.

                  "DEBT" means, with respect to any Person, all obligations, contingent or otherwise, that would be classified under GAAP as a liability of that Person including, but not limited to, any nonrecourse obligations secured by Property of that Person.

                  "DEFAULT RATE" means the highest lawful rate or such lesser rate as Lender may elect in writing in a given instance.

                  "EVENT OF DEFAULT" means the occurrence of any of the events specified in Section 8.1 hereof, as to which any requirement for notice or lapse of time has been satisfied.

                  "ENCUMBRANCE" means any interest in Property in favor of one not the owner thereof, whether voluntary or involuntary, including, but not limited to, (i) the lien or security interest arising from a deed of trust, mortgage, pledge, security agreement, conditional sale,

Capital Lease, consignment, or bailment for security purposes, and (ii) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions.

                  "ENVIRONMENTAL LAWS" means the Environmental Protection Act, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and any other federal, state or municipal law, rule or regulation relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous or toxic waste or materials, or other environmental or health matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of Borrower's controlled group, or under common control with Borrower, within the meaning of Section 414 of the IRC, and the regulations promulgated pursuant thereto and the rulings issued thereunder.

                  "ERISA EVENT" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
(iii) the cessation of operations at a facility in the circumstances described in Section 4068(f) of ERISA; (iv) the withdrawal by Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in 4001(a)(2) of ERISA; (v) the failure by Borrower or any ERISA Affiliate to make a material payment to a Plan required under Section 302(f)(1) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of initial or additional security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

                  "FINANCIAL STATEMENTS" means the consolidated balance sheet and income statement for ARC, L.P. and the consolidating balance sheet and income statement representing Richmond Place, Heritage Club, Trinity Towers Limited Partnership, Fort Austin Limited Partnership, Holley Court Terrace, L.P. and ARC, dated September 30, 1995, delivered by Borrower to Lender, and all subsequent financial statements delivered to Lender pursuant to this Agreement as of the date hereof, including all notes thereto.

                  "FIXED-RATE PERIOD" has the meaning assigned in Section 2.8 hereof.

                  "FUNB-NC" means First Union National Bank of North Carolina, a national banking association and the issuer of the Richmond Place Letter of Credit.

                  "GAAP" means generally accepted accounting principles pronounced by the Financial Accounting Standards Board or any successor thereto, as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY OR AUTHORITIES" shall mean any governmental or quasi-governmental entity, court or tribunal including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of any foreign or domestic governmental entity.

                  "HAZARDOUS SUBSTANCES" means those substances included from time to time within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et. seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq., and in the regulations promulgated pursuant to such acts and laws; and such other substances that are or become regulated under any applicable local, state, or federal law or regulation addressing environmental hazards.

                  "INTEREST EXPENSE" means expenses for interest (including current charges on Capital Leases) and expenses for any interest rate swaps or similar derivative contracts used for the management of interest expense, letter of credit fees, remarketing and guaranty fees.

                  "INTEREST PAYMENT DATE" means, as to Prime Rate Loans, the 10th day of each January, April, July and October, and as to LIBOR Loans, the last day of the applicable Interest Period and, as to all Loans, the maturity thereof, whether by acceleration or otherwise.

                  "INTEREST PERIOD" means the period of one (1), two (2) or three (3) months selected for a LIBOR Loan in a Borrowing Notice.

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

                  "LAW" or "LAWS" means all applicable constitutional provisions, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements of all Governmental Authorities.

                  "LENDER" means First Union National Bank of Tennessee, its successors and assigns.

                  "LIBOR LOAN" means a Loan for which Borrower has elected application of an interest rate based on the LIBOR Rate.

                  "LIBOR RATE" means that rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) for deposits in United States Dollars for a maturity of one, two or three months (as elected by Borrower; each such period is referred to herein as an "Interest Period"), which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) London business days prior to the effective date of the applicable LIBOR Rate, as such rate is adjusted in accordance with Lender's standard practices to reflect the LIBOR Reserve Percentage and other requirements.

                  "LIBOR RESERVE PERCENTAGE" means, for the purpose of computing the LIBOR Rate, the daily arithmetic reserve requirements (percentage expressed as a decimal) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on LIBOR liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculation of the LIBOR Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit or credit for prorations, exemptions or offsets under Regulation D, and further, without regard to whether or not Lender elects to actually fund the Revolving Loans with LIBOR liabilities. Lender, at its sole option, may elect, from time to time, to waive application of the Reserve Percentage on specified maturities.

                  "LOAN" means an extension of credit under the Term Loan or the Revolving Credit Loan.

                  "LOAN DOCUMENTS" means, collectively, each written agreement executed and delivered by any ARC Entity to Lender relating to the Revolving Credit Loan, whenever delivered, and each written agreement executed and delivered by any ARC Entity to Lender or FUNB-NC relating to the transactions evidenced by the Reimbursement Agreement.

                  "MATERIAL ADVERSE CHANGE" means any material and adverse change in the business, Properties, or operations of Borrower or Trinity individually or of the ARC Entities on a consolidated basis.

                  "MATERIAL ADVERSE EFFECT" means any event or condition which, singly or in the aggregate with other events or conditions, materially and adversely affects the business, Properties, or operations of Borrower or Trinity individually or of the ARC Entities on a consolidated basis.

                  "OBLIGATIONS" means all present and future debts and other obligations of Borrower to Lender, whether arising by contract, tort, guaranty, overdraft, or otherwise; whether or not the advances or events creating such debts or other obligations are presently foreseen; and regardless of the class of the debts or other obligations, be they otherwise secured or unsecured. Without limiting the foregoing, the "Obligations" specifically includes the obligations of Borrower under this Agreement and the other Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "PERMITTED DISTRIBUTION" means distributions made to Borrower's or Trinity's partners in the absence of any Event of Default or Unmatured Default hereunder or any default or unmatured default by any ARC Entity under any other obligation respecting borrowed money and shall in all circumstances be limited to (i) for any fiscal quarter, the amount of net income for that fiscal quarter plus depreciation, amortization and other non-cash charges, less the principal component of debt service (including debt service escrow payments, current maturities of long-term debt and current maturities of Capital Lease obligations due and payable within that quarter), and less capital expenditures of $500 per unit owned by the ARC Entity making the distribution (whether or not actually expended), and (ii) the ARC Entities will further be permitted to distribute excess cash in an amount up to $2,000,000 consisting of cash collateralizing letter of credit obligations in an amount of approximately $1,575,000 and an additional amount not to exceed $425,000. The ARC Entities will also be permitted to distribute amounts available as a result of Lender-approved asset sales or refinancings (subject in each case to the overriding limitation that there exists no default or unmatured default by any ARC Entity under any obligation respecting borrowed money). The calculation described in subsection (i) of this definition shall be made at the end of any fiscal quarter for the quarter just ended. Any Permitted Distribution calculated under subsection (i) may be paid at any time during the 12 months following the end of the quarter for which it was permitted. The term "Permitted Distribution" shall additionally include any cash distribution made on account of any partnership or shareholder interest from any ARC Entity (other than Trinity) to any ARC Entity (other than ARC, L.L.C.).

                  "PERMITTED ENCUMBRANCES" means all of the following:

                           (a) Encumbrances securing the payment of any of the Obligations.

                           (b) Encumbrances securing taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower has made reserve therefor as required by GAAP.

                           (c) Mechanics', repairmen's, materialmen's, warehousemen's and other like liens arising by operation of law securing accounts that are not delinquent.

                           (d) Encumbrances on real property used by Borrower not securing monetary obligations, provided that the Encumbrances are of a type customarily placed on real property and do not materially impair the value of the affected property.

                           (e) Pledges or deposits in the ordinary course of business to secure nondelinquent obligations under workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts entered into in the ordinary course of business.

                           (f)      Encumbrances described on the attached
                                    Schedule 1.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, governmental agency or political subdivision thereof, or any other form of entity.

                  "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the IRC applies.

                  "PRIME RATE" shall be that rate announced by Lender from time to time as its Prime Rate and is one of several interest rate bases used by Lender. Lender lends at rates both above and below Lender's Prime Rate and Borrower acknowledges that Lender's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender.

                  "PRIME RATE LOAN" means a Loan for which Borrower has elected application of an interest rate based on the Prime Rate.

                  "PROPERTY" or "PROPERTIES" means any interest in any kind of property, whether real, personal, or mixed, or tangible or intangible.

                  "REIMBURSEMENT AGREEMENT" means the Reimbursement Agreement of even date herewith executed by Borrower in favor of Lender and FUNB-NC, pursuant to which the Richmond Place Letter of Credit has been issued.

                  "REVOLVING CREDIT LOAN" has the meaning assigned in Article II hereof.

                  "REVOLVING CREDIT NOTE" means the Revolving Credit Note made by Borrower dated the date of this Agreement in the maximum principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) in the form attached hereto as Exhibit A and all modifications, amendments, extensions, renewals and restatements thereof.

                  "REVOLVING LOAN" means a Loan advanced under the Revolving Credit Loan.

                  "RICHMOND PLACE LETTER OF CREDIT" means the Irrevocable Direct Pay Letter of Credit issued by FUNB-NC for the account of Borrower to Third National Bank in Nashville as Trustee under the Trust Indenture dated as of April 1, 1987, as amended and restated as of November 1, 1994, governing the issuance of the Lexington-Fayette Urban County Government Residential Facilities Refunding Revenue Bonds (Richmond Place Associates, L.P. Project) Series 1987.

                  "SOLVENT" shall mean, as to any Person, that as of any date of determination, (i) the then fair value of the assets of such Person is (a) greater than the then total amount of liabilities (including subordinated liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business, and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

                  "SUBSIDIARY" means any present or future corporation, partnership or other entity at least a majority of whose outstanding voting stock shall at the time be owned directly or indirectly by Borrower, by one or more Subsidiaries of Borrower or a combination thereof, or any partnership in which Borrower or a Subsidiary of Borrower is a general partner.

                  "TAXES" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

                  "TERM LOAN" has the meaning assigned in Article II hereof.

                  "TERM LOAN NOTE" means the Term Loan Note made by Borrower dated the date of this Agreement in the maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00) in the form attached hereto as Exhibit B and all modifications, amendments, extensions, renewals and restatements thereof.

                  "TRINITY" means Trinity Towers Limited Partnership, a Tennessee limited partnership.

                  "UCC" means the Uniform Commercial Code as adopted in Tennessee, as it may be amended from time to time.

                  "UNMATURED DEFAULT" means any event or condition that, but for the giving of any required notice by Lender and/or the passing of time, would be an Event of Default hereunder.

                                   II. LOANS

                  2.1 Revolving Credit Loan. Concurrently with the execution of this Agreement, Lender shall make a Revolving Credit Loan (the "Revolving Credit Loan") available to Borrower under the following terms:

                            2.1.1 Amount of Revolving Credit Loan. The
                  principal indebtedness of Borrower to Lender under the Revolving Credit Loan shall not exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00); provided, however, that until the closing of the contemplated loan transaction between Lender and Trinity described in the Commitment Letter, Borrower's availability under the Revolving Credit Loan shall be limited to $800,000 (including the $500,000 letter of credit described in the immediately succeeding subparagraph).

                            2.1.2 Use of Proceeds of Revolving Credit Loan. The
                  proceeds of Revolving Loans shall be used by Borrower for general working capital needs, and the issuance of letters of credit. All letters of credit issued by Lender for any ARC Entity's account (including, but not limited to, the existing $500,000 letter of credit in favor of Reliance National Indemnity Company) shall be regarded as Loans outstanding under the Revolving Credit Loan for the purpose of determining the remaining availability under the Revolving Credit Loan.

                           2.1.3 Revolving Credit Note. Borrower's obligations
                  under the Revolving Credit Loan shall be evidenced by the Revolving Credit Note.

                  2.2 Term Loan. Concurrently with the execution of this Agreement, Lender shall make a Term Loan (the "Term Loan") available to Borrower under the following terms:

                           2.2.1 Amount of Term Loan. The original principal
                  indebtedness of Borrower to Lender under the Term Loan shall be Two Million and No/100 Dollars ($2,000,000.00).

                            2.2.2 Use of Proceeds of Term Loan. The proceeds of
                  the Term Loan shall be used by Borrower to refinance the obligations of Borrower to Lender under that Promissory Note made by Borrower dated June 23, 1995 payable to the order of Lender in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00).

                           2.2.3 Term Loan Note. Borrower's obligations under
                  the Term Loan shall be evidenced by the Term Loan Note.

                  2.3 Advances of Revolving Loans. Subject to the terms and conditions of this Agreement, Borrower may from time to time request and repay Revolving Loans, provided that the total principal amount outstanding under the Revolving Credit Loan shall not at any time exceed the amount provided in
Section 2.1.1 above. Revolving Loans shall be disbursed as follows:

                            2.3.1 Revolving Loans Advanced Pursuant to Cash
                  Management Account. Borrower may have in effect from time to time separate agreements with depository institutions establishing cash management procedures ("Account Agreements") that may involve the automatic disbursement of amounts available under the Revolving Credit Loan. If Lender or its Affiliates serve as depository institutions under Account Agreements, they may use standardized forms for Account Agreements that do not address the specific circumstances of the Revolving Credit Loan. To resolve potential inconsistencies between this Agreement and Account Agreements, the terms of this Agreement and of Account Agreements entered into by Lender or its Affiliates shall relate to one another as follows:

                                          2.3.1(a) Funding and Payment
                            Procedures Controlled by Account Agreements. The Account Agreements shall control this Agreement as to (i) Section 2.3.2 hereof regarding funding procedures, and (ii) Interest Payment Dates, to the extent that an Account Agreement may provide for such payment more frequently than otherwise required under this Agreement.

                                          2.3.1(b) Certain Provisions
                            Controlled by this Agreement. Notwithstanding any provision of an Account Agreement to the contrary, except as provided above in Section 2.3.1(a), the provisions of this Agreement shall control any Account Agreement to the extent that an Account Agreement may be inconsistent with this Agreement. Without limiting the foregoing, Borrower acknowledges that Article III hereof shall remain in full effect notwithstanding any provision contained in an Account Agreement. Accordingly, and without limiting any other provision of this Agreement, Borrower acknowledges that Lender shall have no obligation to make Revolving Loans under the Revolving Credit Loan after the occurrence of an Unmatured Default or an Event of Default under this Agreement or to allow balances to remain in Borrower's account after the occurrence of an Event of Default hereunder. Therefore, while an Unmatured Default is outstanding under this Agreement, Lender or its Affiliate may dishonor any item presented for payment on the applicable account that is not funded by the amount of collected balance then available in Borrower's account. Additionally, after the occurrence of an Event of Default, Lender may apply balances in Borrower's account(s) to the Obligations and may dishonor any item presented for payment on Borrower's account. Lender's right to dishonor items may be exercised without any liability whatsoever and shall apply regardless of when the item dishonored may have been issued by Borrower.

                                    2.3.1(c) Continuing Warranty Under Account
                           Agreements. Because Account Agreements may provide for the making of Revolving Loans without formal draw requests from Borrower, Borrower agrees that Borrower's warranty under Section 2.3.5 hereof as to the satisfaction of all conditions to the right to receive Revolving Loans shall be a continuing one during any period that such an Account Agreement may be in effect. Therefore, any Revolving Loans funded by Lender pursuant to an Account Agreement after the failure of a condition stated in Article III hereof shall be deemed made upon the affirmative misrepresentation of Borrower unless Lender has received written notice of and waived the failed condition in writing. Lender may terminate any Account Agreement upon ten (10) days written notice to Borrower or upon such lesser notice as may be provided in any Account Agreement.

                                    2.3.1(d) Prime Rate Loans. All Revolving
                           Loans made as advances pursuant to Account
                           Agreements shall be Prime Rate Loans.

                           2.3.2 Revolving Loans Advanced Other Than Pursuant
                  to Cash Management Account.

                                    2.3.2(a) Applicability. Except for
                           Revolving Loans made pursuant to Account Agreements, which shall be Prime Rate Loans, Revolving Loans advanced hereunder may be LIBOR Loans, Prime Rate Loans, or a combination thereof and the funding thereof shall be subject to this Section 2.3.2.

                                    2.3.2(b) Borrowing Notices. As long as
                           Borrower meets the conditions for funding stated in this Agreement, Borrower may submit requests for Revolving Loans ("Borrowing Notices") to Lender's representatives by telephone at 615-251-9365 or such other telephone number as Lender may advise Borrower from time to time. All requests shall be subject to any applicable security procedures that Lender may have in effect from time to time, shall be submitted or confirmed promptly in writing, and shall specify the requested date of the requested disbursement; the aggregate amount of such disbursement; the type of Revolving Loan, i.e., LIBOR Loan or Prime Rate Loan; and if a LIBOR Loan, the designated Interest Period. Each Borrowing Notice shall irrevocably obligate Borrower to accept the Revolving Loan requested thereby. No draw shall be requested in an amount less than $100,000.

                                    2.3.2(c)Funding of Revolving Loans. Lender
                           shall fund Prime Rate Loans so requested on the same Business Day if the request is received before 1:00 p.m. local time in Nashville, Tennessee, and on the succeeding Business Day if received after that time. Lender shall fund LIBOR Loans so requested on the third Business Day after receipt if the Borrowing Notice is received before 1:00 p.m. local time in Nashville, Tennessee, and on the fourth succeeding Business Day if received after that time. All funds shall be disbursed directly into an account maintained by Borrower with Lender. Borrower agrees that if Lender elects to fund any requested Revolving Loan(s) sooner after requested than is required of Lender hereunder, Lender may nevertheless use the entire response period allowed hereunder upon receipt of any subsequent request, at Lender's sole option.

                 2.3.3     Additional Limitations on Loans.

                           2.3.3(a) Prime Rate Loan Limitations. Individual Prime Rate Loans may be in any amount. Any number of Prime Rate Loans may be outstanding at any one time.

                           2.3.3(b) LIBOR Loan Limitations. Individual LIBOR Loans shall each be in the minimum amount of $100,000.00. No more than a total of six (6) LIBOR Loans may be outstanding at any one time under this Agreement and under any document evidencing Lender's credit relationship with Trinity.

                           2.3.3(c) Additional Limitation on LIBOR Interest Periods. No Interest Period may be selected for any LIBOR Loan that would end later than the maturity date of the applicable facility.

                  2.3.4 Conversion of Loans. Borrower shall have the right at any time, on prior irrevocable written notice to Lender not later than 1:00 p.m. local time in Nashville, Tennessee, three (3) Business Days prior to the date of any requested conversion, to convert any Prime Rate Loan or LIBOR Loan into a Loan of another type, or to continue any LIBOR Loan for another Interest Period (specifying in each case the applicable Interest Period), subject in each case to the following;

                                    2.3.4(a) Application of Converted Loans.
                           Each conversion shall be effected by applying the proceeds of the new LIBOR and/or Prime Rate Loan, as the case may be, to the Loan (or portion thereof) being converted.

                                    2.3.4(b) Notices of Conversions. Each
                           notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and principal amount of the particular Loan that Borrower's request be converted or continued, (ii) if such notice requests conversion, the date of such conversion (which shall be a Business Day), and (iii) if a Loan is to be converted to a LIBOR Loan or a LIBOR Loan is to be continued, the Interest Period with respect thereto. No LIBOR Loan shall be converted at any time other than at the end of the Interest Period applicable thereto. In the event that Borrower shall not give notice to continue any LIBOR Loan for a subsequent period, such LIBOR Loan (unless repaid) shall automatically be converted into a Prime Rate Loan. If Borrower fails to specify in any Borrowing Notice the type of borrowing or, in the case of a LIBOR Loan, the applicable Interest Period, Borrower will be deemed to have requested a Prime Rate Loan.

                           2.3.5 Implied Representations Upon Request for
                  Revolving Loan. Upon making any request for a Revolving Loan, Borrower shall be deemed to have warranted to Lender that all conditions to funding are satisfied as of the submission of the request to Lender.

                           2.3.6 Advance Not Waiver. Lender's making of any
                  Loan that it is not obligated to make under any provision of
                  Article III hereof or any other provision hereof shall not be construed as a waiver of Lender's right to withhold future Loans, declare an Event of Default, or otherwise demand strict compliance with this Agreement.

                           2.3.7 Draws by Debit Memorandum. Lender may draw
                  amounts available under the Revolving Credit Loan to pay any Obligation that is not otherwise timely paid.

                  2.4 Interest. Interest shall be charged and paid on each Loan as follows:

         2.4.1 Revolving Credit Loan. Loans advanced under the Revolving Credit Loan may be Prime Rate Loans or LIBOR Loans, as elected by Borrower.


         2.4.2 Term Loan. The Term Loan may constitute a single Prime Rate Loan or LIBOR Loan or, if elected by Borrower from time to time, a portion thereof may be designated as a Prime Rate Loan and the balance designated as a single LIBOR Loan. Additionally, should Borrower wish to convert the Term Loan to a fixed rate loan, Lender shall quote a rate at which Lender would be willing to agree to this conversion on one occasion during the term of the Term Loan.

                           2.4.3 Prime Rate Loans. Interest shall accrue on
                  Prime Rate Loans at an annual rate equal to fifty basis points (.5%) above the Prime Rate, said rate to change contemporaneously with any change in the Prime Rate.

                           2.4.4 LIBOR Loans. Interest shall accrue on LIBOR
                  Loans at a rate equal to the Adjusted LIBOR Rate for the selected Interest Period plus two hundred fifty basis points (2.50%); provided, however, in the event, and on each occasion, that on the date of commencement of any Interest Period for a LIBOR Loan, Lender shall have determined, in its sole discretion, that LIBOR funds are not available to it, then Lender's obligation to make, maintain or convert into a LIBOR Loan shall be suspended until such time as Lender shall have concluded that the circumstances giving rise to such suspension no longer exist. Upon a determination of unavailability of LIBOR funds as set out above, Lender shall, until notice to the Borrower that the circumstances giving rise to the suspension of availability of the LIBOR Rate no longer exist, charge interest on all Loans as Prime Rate Loans. Each determination by Lender hereunder as to the availability of the LIBOR Rate shall be conclusive absent manifest error.

                           2.4.5 Calculation of Interest. Interest for both
                  Prime Rate Loans and LIBOR Loans shall be computed on the basis of a 360-day year counting the actual number of days elapsed.

                           2.4.6 Payment of Interest. Interest for both Prime
                  Rate Loans and LIBOR Loans shall be due and payable in arrears without notice on each Interest Payment Date.

                           2.4.7 Default Rate. Notwithstanding the foregoing,
                  upon the occurrence of an Event of Default and during the continuation of such Event of Default until it is cured or waived, interest shall be charged at the Default Rate, regardless of whether Lender has elected to exercise any other remedies available to Lender, including, without limitation, acceleration of the maturity of the outstanding principal of the Revolving Credit Loan and Term Loan. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default to the extent any right to cure is given in this Agreement.

                           2.4.8 Usury Savings Provision. It is the intention
                  of the parties that all charges under or in connection with this Agreement and the Obligations, however denominated, and including (without limitation) all interest, commitment fees, late charges and loan charges, shall be limited to the maximum lawful amount that may be assessed under Tennessee law or, if higher, applicable federal law. Such charges shall be characterized and all provisions of the Loan Documents shall be construed as to uphold the validity of charges provided for therein and, all such charges shall be spread over the entire term of the Loans to the extent permitted by law. If for any reason whatsoever, however, any charges paid or contracted to be paid in respect of the Revolving Credit Loan or Term Loan shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or other charges shall be reduced to the maximum lawful amount in effect from time to time, and any amounts collected by Lender that exceed the maximum lawful amount shall be applied to the reduction of the principal balance of the Revolving Credit Loan or Term Loan and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Revolving Credit Loan or Term Loan exceed the maximum lawful amount. This provision shall control every other provision herein and in any and all other agreements and instruments now existing or hereafter arising between Borrower and Lender with respect to the Loans.

                  2.5      Principal Repayment.

                           2.5.1 Revolving Credit Loan. All remaining principal
                  outstanding under the Revolving Credit Loan shall become due on October 31, 1996.

                           2.5.2 Term Loan. Payments of principal shall be made
                  under the Term Loan in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) each due on the 10th day of each January, April, July and October until October 31, 1997, when all remaining principal, interest and expenses shall become due.

                  2.6      Fees.

                           2.6.1 Revolving Credit Loan Commitment Fee.
                  Concurrently with the execution hereof, Borrower shall pay the balance due of the Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) commitment fee provided for by the Commitment Letter as a commitment fee for the Revolving Credit Loan.

                           2.6.2 Term Loan Commitment Fee. Concurrently with
                  the execution hereof, Borrower shall pay the balance due of the Ten Thousand and No/100 Dollars ($10,000.00) commitment fee provided for by the Commitment Letter as a commitment fee for the Term Loan.

                           2.6.3 Letter of Credit Fees. Borrower will pay a
                  letter of credit fee equal to 1.15% per annum of the face amount of any letter of credit issued under the Revolving Credit Loan, payable annually in advance. Borrower shall also pay Lender's standard administrative fees upon the issuance of any such letter of credit.

         2.7 Prepayment of Prime Rate Loans. Borrower may at any time prepay any outstanding Prime Rate Loans in whole or in part without premium or penalty.

         2.8 Prepayment of LIBOR Loans. Prepayment of a LIBOR Loan shall not be permitted; provided, however, in the event that Lender receives a prepayment of principal from Borrower on other than those dates specified by the Loan Agreement such that the prepayment must apply to a LIBOR Loan, or if Borrower elects to terminate a LIBOR Loan before its stated maturity date, and Lender, at its sole option in either case, elects to permit such prepayment, Borrower shall pay to Lender on demand any amounts required to compensate Lender for any losses, costs or expenses which it may incur as a result of such prepayment or election (including, but not limited to, reinvestment costs). Compensation due Lender as reinvestment costs shall be determined in accordance with the following formula:

                  PREPAYMENT COMPENSATION = (A - B) X  C X  D

                  A = The LIBOR Rate determined as of the funding date of the advance, on a per annum basis for deposits in United States Dollars for a term equal to the term of the LIBOR Loan being prepaid (the "Applicable Term") which appeared on the Telerate Page 3750 at 11:00 a.m. London time two Business Days prior to the effective date of the applicable LIBOR Rate, as such rate was adjusted in accordance with Lender's standard practices for reserves and other requirements.

                  B = The LIBOR Rate determined as of the prepayment date on a per annum basis for deposits in United States Dollars for the Applicable Term which appeared on the Telerate Page 3750 at 11:00 a.m. London time on such date, as such rate is adjusted in accordance with Lender's standard practices for reserves and other requirements.

                  C =      Principal amount prepaid.

                  D = Number of days from the date of prepayment to the end of the Fixed-Rate Period divided by a year base of 360 days.

As used herein, the "Fixed-Rate Period" shall be the period during which the applicable LIBOR Rate is to remain in effect. In addition, in the event the amount determined as variable B above is greater than the amount determined as variable A above, no prepayment compensation shall be due hereunder. The determination of prepayment compensation due Lender hereunder shall be made by Lender in good faith using such methodology as Lender deems appropriate and customary under the circumstances and shall be conclusive absent manifest error.

                  2.9 Prepayment of Term Loan. If Borrower elects at any time to convert the Term Loan to a fixed rate loan, a prepayment fee shall be assessed on any prepayment. Such prepayment fee shall be based on a prepayment compensation formula to be negotiated prior to conversion in form and substance satisfactory to Lender.

                  2.10 Additional Costs. If, at any time, a change in any law, regulation, or reserve requirement applicable to this Agreement or interpretation or administration of the same by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any reversal by such entities of an interpretation by Lender as to compliance with such law or regulation impose, increase, or modify any reserve, and the result of any of the foregoing is to increase the cost to Lender of maintaining its commitment to make LIBOR Loans by an amount deemed by Lender in its sole discretion to be material, then within fifteen
(15) days after demand by Lender the Borrower agrees to pay to Lender such additional amount or amounts as will compensate Lender for such increased cost related to Lender's commitment to make LIBOR Loans hereunder. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender (or its participating banks or other entities) for such additional costs shall be delivered to Borrower and shall be conclusive absent manifest error.

                           III. CONDITIONS PRECEDENT

                  3.1 Conditions to Initial Advance. Lender shall not be obligated to make its initial Loan pursuant to this Agreement unless and until Borrower provides Lender with the following documents, all fully executed by all appropriate parties and in form and substance satisfactory to Lender and its counsel (Lender may accept certain of the following requirements as satisfied for the purpose hereof by the documents provided by Borrower in connection with the Prior Loan Agreement):

                            3.1.1 This Agreement.

                            3.1.2 The Revolving Credit Note.

                            3.1.3 The Term Loan Note.

                            3.1.4 UCC Financing Statements to be filed at the
                  office of the Tennessee Secretary of State and such other offices as Lender may require.

                            3.1.5 Collateral Assignment of Contract Rights in
                  all management contracts and associated receivables owned by ARCM, accompanied by such third-party consents as Lender may require.

                            3.1.6 Collateral Assignment of Promissory Note
                  granting Lender a first priority perfected security interest in a promissory note executed by ARC in favor of ARC, L.P. in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00).

                            3.1.7 Deed of Trust on certain unimproved property
                  located in Williamsburg, Virginia and owned by ARC, together with land survey, environmental survey, title insurance and other diligence matters as Lender may require.

                            3.1.8 Unlimited Guaranties by each of the ARC
                  Entities other than Borrower.

                            3.1.9 Stock Pledge granting a first priority
                  perfected pledge of 100% of the outstanding stock of the corporate ARC Entities (not including ARC, LLC). If such pledge is precluded by the primary debt instruments evidencing or securing obligations of any of the ARC Guarantors to their primary lenders, Lender will agree to waive this requirement in such cases, provided that in any event Lender must receive pledges in the stock of ARC, ARCM, ARC Equities-Lexington, Inc. and ARC Corpus Christi, Inc.

                           3.1.10 Opinions of Borrower's Counsel addressed to Lender, addressing matters reasonably required by Lender.

                           3.1.11 Evidence of insurance as required by this Agreement.

                            3.1.12 Such Corporate and Partnership Diligence
                  materials as Lender may require, including but not limited to partnership agreements, corporate charters, authorizing resolutions, certificates of existence, and certified copies of Medicare provider contracts bearing the ARC Entities' provider numbers.

                           3.1.13 Such other documents as Lender may reasonably
                  require.

                           3.1.14 Consummation of the Transactions evidenced by
                  the Reimbursement Agreement.

                  3.2 Conditions to Subsequent Revolving Loans. Lender shall not be obligated to make any Revolving Loan unless all of the following conditions are satisfied as of the time of the request and of funding:

                           3.2.1 Conditions to Initial Advance. All of the
                  conditions in Section 3.1 hereof must have been satisfied.

                           3.2.2 Warranties. All warranties made in the Loan
                  Documents must be true as of the dates of the Borrowing Notice and as of the date of funding thereof, except such warranties as, by their terms, speak of a specific date.

                            3.2.3 Covenants. All covenants made in the Loan
                  Documents must have been complied with as of the dates of the Borrowing Notice and funding thereof.

                           3.2.4 Absence of Unmatured Default. No Event of
                  Default or Unmatured Default shall exist under this Agreement.

                           3.2.5 Material Adverse Change. There shall not have
                  occurred a Material Adverse Change.

                       IV. REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to Lender that, as of the Closing Date:

                  4.1 Capacity. Each ARC Entity is a limited partnership or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the State of Tennessee. Each ARC Entity is qualified or authorized to do business in all jurisdictions in which its ownership of property or conduct of business requires such qualification or authorization. Each ARC Entity has the power and authority to own its Properties and to carry on its business as now being conducted and as proposed to be conducted after the execution hereof, to execute and deliver this Agreement and the other Loan Documents, and to perform its obligations hereunder and under the other Loan Documents.

                  4.2 Authorization. Each ARC Entity's execution, delivery and performance of this Agreement and the other Loan Documents, as applicable, have been duly authorized by all requisite partnership and corporate action.

                  4.3 Binding Obligations. This Agreement is and the other Loan Documents, when executed and delivered to Lender, will be, legal, valid and binding upon each ARC Entity, enforceable in accordance with their respective terms, subject only to principles of equity and laws applicable to creditors generally, including bankruptcy laws.

                  4.4 No Conflicting Law or Agreement. Each ARC Entity's execution, delivery and performance of the Loan Documents do not constitute a breach of or default under, and will not violate or conflict with, any provisions of the corporate charter of any ARC Entity; any contract, financing agreement, lease, or other agreement to which any ARC Entity is a party or by which its Properties may be affected; or any Law to which any ARC Entity is subject or by which its Properties may be affected; nor will the same result in the creation or imposition of any Encumbrance upon any Properties of any ARC Entity, other than those contemplated by the Loan Documents.

                  4.5 No Consent Required. Each ARC Entity's execution, delivery, and performance of this Agreement and the other Loan Documents do not require the consent or approval of or the giving of notice to any Person except for those consents which have been duly obtained and are in full force and effect on the date hereof.

                  4.6 Financial Statements. The Financial Statements are complete and correct, have been prepared in accordance with GAAP, and present fairly the financial condition and results of operations of the ARC Entities as of the date and for the period stated therein, subject to year-end adjustments. No Material Adverse Change has occurred since the date of the Financial Statements. Borrower acknowledges that Lender has advanced (or shall advance) the Loans in reliance upon the Financial Statements.

                  4.7 Fiscal Year. Each ARC Entity's fiscal year ends on December 31 of each year.

                  4.8 Litigation. Except as disclosed on Schedule 4.8 hereto, there is no litigation, arbitration, legal or administrative proceeding, tax audit, investigation, or other action or proceeding of any nature pending or, to the knowledge of Borrower, threatened against, likely to be instituted against or affecting any ARC Entity or any of its Properties, except any such proceeding involving only a claim for money damages less than $100,000. No ARC Entity is subject to any outstanding court, arbitral or administrative order, writ or injunction. To the best of Borrower's knowledge, information and belief, no facts exist under which third parties have unasserted claims against any ARC Entity that would involve a claim for injunctive relief or payment of money damages in excess of $100,000.

                  4.9 Taxes; Governmental Charges. Each ARC Entity has filed or caused to be filed all tax returns and reports required to be filed. Each ARC Entity has paid, or made adequate provision for the payment of, all Taxes that have or may have become due pursuant to such returns or otherwise, or pursuant to any assessment received by Borrower, except such Taxes, if any, as are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. Borrower knows of no proposed material tax assessment against any ARC Entity. No extension of time for the assessment of federal, state or local taxes of borrower is in effect or has been requested, except as disclosed in the Financial Statements. Each ARC Entity has timely made all required remittances of withholding deposits and other assessments against payroll expenditures.

                  4.10 Title to Properties. Each ARC Entity has good and marketable title to its Properties, free and clear of all Encumbrances except for Permitted Encumbrances.

                  4.11 No Default. No ARC Entity is in default in any respect that affects its business, Properties, operations, or condition, financial or otherwise, under any document evidencing an obligation for the repayment of borrowed money. No ARC Entity is in default in any respect under any other instrument to which any ARC Entity is a party or by which its Properties are bound, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect. To the best of Borrower's knowledge, information and belief, no other party to any contract with any ARC Entity is in default or breach thereof and no circumstances exist which, with the giving of notice and/or the passing of time would constitute such default or breach. No Event of Default or Unmatured Default exists under this Agreement.

                  4.12 Casualties; Taking of Properties. Neither the business nor the Property of any ARC Entity is presently impaired as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                  4.13 Compliance with Laws. No ARC Entity is in violation of any Law to which any ARC Entity, its business or any of its Properties are subject, the violation of which would likely have a Material Adverse Effect, and there are no outstanding citations, notices or orders of noncompliance issued to any ARC Entity under any such Law, the violation of which would likely have a Material Adverse Effect. Each ARC Entity has obtained all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of any ARC Entity's business.

                  4.14 ERISA. No ERISA Event has occurred with respect to any Plan or is reasonably expected to occur with respect to any Plan.

                  4.15 Full Disclosure of Material Facts. Borrower has fully advised Lender of all matters involving Borrower's, Trinity's and the consolidated ARC Entities' financial condition, business, operations, Properties or industry that would be reasonably expected to have a Material Adverse Effect. No information, exhibit, or report furnished or to be furnished by Borrower to Lender in connection with this Agreement contains, as of the date thereof, any misrepresentation of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

                  4.16 Accuracy of Projections. With respect to all business plans and other forecasts and projections furnished by or on behalf of Borrower and made available to Lender relating to the financial condition, business, operations, Properties or prospects of the ARC Entities, to the best of Borrower's knowledge, information and belief, all facts stated as such therein are true and complete in all material respects and all estimates and assumptions were made in good faith and believed to be reasonable at the time made.

                  4.17 Investment Company Act. No ARC Entity is an "investment company" under the Investment Company Act of 1940, as amended.

                  4.18 Personal Holding Company. No ARC Entity is a "personal holding company" as defined in Section 542 of the IRC.

                  4.19 Solvency. Each ARC Entity is Solvent as of the Closing Date and will remain Solvent upon the consummation of the transactions contemplated hereby.

                  4.20 Chief Executive Office. The address designated herein to which notices are to be sent under this Agreement is the chief executive office for each ARC Entity within the meaning of Tennessee Code Annotated Section 47-9-103(3)(d).

                  4.21 Subsidiaries. No ARC Entity has any Subsidiaries other than those depicted in the organizational chart attached as Schedule 4.21 hereof.

                  4.22 Ownership of Patents, Licenses, Etc. Each ARC Entity owns all licenses, permits, franchises, registrations, patents, copyrights, trademarks, trade names or service marks, or the rights to use the foregoing, that are necessary for the continued operation of its business.

                  4.23 Environmental Compliance. Each ARC Entity has duly complied with, and its Properties are owned and operated in compliance with, all Environmental Laws, the violation of which would have a Material Adverse Effect. There have been no citations, notices or orders of non-compliance issued to any ARC Entity or, to Borrower's knowledge, relating to any ARC Entity's business or Properties pursuant to any Environmental Law. Each ARC Entity has obtained all required federal, state and local licenses, certificates or permits relating to it and its Properties as required by applicable Environmental Laws.

                  4.24 Labor Matters. No ARC Entity is subject to any collective bargaining agreements or any agreements, contracts, decrees or orders requiring it to recognize, deal with or employ any Person. No demand for collective bargaining has been asserted against any ARC Entity by any union or organization. No ARC Entity has experienced any strike, labor dispute, slowdown or work stoppage due to labor dispute and, to the best knowledge of Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against any ARC Entity. Each ARC Entity is in compliance in all material respects with the Fair Labor Standards Act of 1938, as amended.

                  4.25 OSHA Compliance. Each ARC Entity is in compliance in all material respects with the Federal Occupational Safety and Health Act, as amended, and all regulations under the foregoing.

                  4.26 Regulation U. No ARC Entity is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of any Revolving Loan will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) in violation of applicable law, including, without limitation, Regulation U issued by the Board of Governors of the Federal Reserve System.


                            V. AFFIRMATIVE COVENANTS

                  Borrower covenants that, during the term of this Agreement (and thereafter where expressly stated herein), it will observe and cause the other ARC Entities to observe the following covenants:

                  5.1 Payment of Obligations. Borrower shall pay all amounts due under the Obligations when due.

                  5.2 Maintenance of Existence and Business. Except as permitted by Section 6.11 hereof, each ARC Entity shall maintain its corporate or partnership existence, name, rights, and franchises, and shall continue to operate in the same type of business as it engages in as of the date hereof.

                  5.3 Financial Statements and Reports and Other Information. Borrower shall furnish to Lender or cause Lender to receive all of the following, all of which must be in form and substance satisfactory to Lender:

                            5.3.1 Monthly Financial Reports. As soon as
                  available, and in any event by the 45th day following the end of each month, Borrower shall deliver to Lender a consolidated balance sheet, income statement and, beginning on April 30, 1996, statement of cash flows, for and as of the end of the preceding month. Additionally, Lender shall receive consolidating financial statements for Borrower and for Trinity, Fort Austin Limited Partnership, Holley Court Terrace L.P. and ARC, as well as consolidating entries for Richmond Place and Heritage Club. All such financial statements shall be internally-prepared and certified by Borrower's chief financial officer or other representative chosen by Lender to be complete and correct and to present fairly, in accordance with GAAP (excluding year-end adjustments and required footnote disclosures), the financial condition of such entities and their consolidated affiliates as of the date of such statements and the results of their operations for such period. The monthly financial reports shall show comparisons to budget for Trinity, Richmond Place, Holley Court Terrace L.P., Heritage Club and Fort Austin Limited Partnership through March 31, 1996, and in addition, on a consolidated basis beginning April 30, 1996. Calculations of all financial ratios shall be included on applicable reporting dates, and each monthly financial report shall contain a certificate confirming that no Event of Default or Unmatured Default exists hereunder.

                            5.3.2 Annual Financial Reports. As soon as
                  available, and in any event within 120 days after the end of each fiscal year, Borrower shall deliver to Lender its audited balance sheets as of the end of such year and the related audited statements of income, retained earnings and cash flows for such year, together with supporting schedules, all such statements prepared in accordance with GAAP on a consolidated basis and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of the ARC Entities and their consolidated affiliates at the close of such year and the results of their operations during such year. The annual financial information shall include calculations of all financial ratios as determined based upon the audited financial statements. Annual unaudited consolidating financial statements shall be delivered to Lender concurrently with the audited financial statements described herein. The unaudited statements shall be certified as to accuracy and completeness by Borrower's chief financial officer or other representative chosen by Lender. Lender shall retain the right to require audited financial statements on Trinity, in Lender's sole discretion, and to the extent that any other debt instrument of any of the ARC Entities requires that any such entity produce audited financial statements, such audited statements shall be delivered to Lender as well.

                            5.3.3 Budgets. Prior to the beginning of each fiscal
                  year, Borrower shall provide Lender with consolidated and consolidating budgets, including proposed capital expenditures.

                            5.3.4 Licensure Reports. Promptly upon receipt
                  thereof, Borrower shall provide Lender with copies of all regulatory and licensure inspection or audit reports for Richmond Place and Trinity, and for any other ARC Entity as requested.

                            5.3.5 Accountant Reports. Promptly upon the receipt
                  thereof, the ARC Entities shall deliver to Lender a copy of each other report (other than work papers) submitted to any of them or their consolidated affiliates by their accountants in connection with any annual, interim or special audit made by them. The ARC Entities shall also provide Lender with copies of all management letters issued by their accountants.

                  5.4 Operating Data. Upon request, the ARC Entities will provide Lender with operating statistics on any or all Properties owned by any ARC Entity, including but not limited to occupancy reports.

                  5.5 Other Information. The ARC Entities shall provide Lender with such additional information regarding the financial condition, properties, operations and prospects of the ARC Entities and their consolidated affiliates as Lender may reasonably require.

                  5.6       Certain Additional Reporting Requirements.

                            5.6.1 Owner Mailings. Promptly upon the sending
                  thereof, Borrower shall deliver to Lender a copy of each statement, report or notice sent by any ARC Entity to its partners or shareholders.

                            5.6.2 Notice to Lender Upon Perceived Breach.
                  Borrower agrees to give Lender prompt written notice of any action or inaction by or on behalf of Lender in connection with this Agreement or the Obligations that Borrower believes may be actionable against Lender or a defense to payment of any or all Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law, in order to give Lender the opportunity to mitigate any damages allegedly arising therefrom.

                            5.6.3 Changes in Constituent Documents. Borrower
                  shall promptly notify Lender in writing of any change in the partnership agreement, corporate charter or bylaws of any ARC Entity, and shall provide Lender with a copy of such change (the ARC Entities are restricted in the adoption of such amendments as provided elsewhere in the Loan Documents, and nothing contained in this Section shall be deemed a waiver of such restrictions).

                            5.6.4 Notice of Litigation. Borrower shall give
                  Lender prompt written notice of any litigation, arbitration, tax audit, administrative proceeding or investigation that may hereafter be instituted or threatened in writing in which any ARC Entity would be a party or which otherwise may affect any ARC Entity or any of its business, operations or Properties, except for (i) actions seeking only monetary damages in an amount of less than $100,000, and (ii) matters arising from premises or vehicular liability seeking only monetary damages and which are fully covered by insurance, subject only to the applicable deductible.

                            5.6.5 Other Notices. Borrower shall promptly notify
                  Lender in writing if Borrower learns of the occurrence of (i) any event that constitutes an Event of Default or an Unmatured Default, together with a detailed statement of the steps being taken as a result thereof, or (ii) any Material Adverse Change.

                  5.7 Taxes and Other Encumbrances. Each ARC Entity shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; provided, however, that no ARC Entity Borrower shall be required to pay or discharge any such tax, assessment, charge or claim for as long as it is being diligently contested in good faith by proper proceedings and for which appropriate reserves are being maintained.

                  5.8 Payment of Debts. Each ARC Entity shall pay all of its Debts as and when the same become due in accordance with their terms.

                  5.9 Compliance with Laws. Each ARC Entity shall observe and comply with all Laws, and shall maintain all certificates, franchises, permits, licenses, and authorizations necessary to the conduct of its business or the operation of its Properties.

                  5.10 Maintenance of Property. Each ARC Entity shall maintain its Property (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may be conducted properly and efficiently at all times. Without limiting the generality of the foregoing, the ARC Entities shall take such measures as identified in the structural engineering reports delivered to Lender to bring the Richmond Place Retirement Community and the Trinity Towers Retirement Community into compliance with the Americans with Disabilities Act.

                  5.11 Maintenance of Bank Accounts. The ARC Entities shall maintain their primary operating accounts and all escrow accounts described herein with Lender. Borrower acknowledges that this requirement is a material aspect of the consideration for Lender's willingness to make credit available to Borrower at the interest rates and other terms described herein.

                  5.12 Compliance with Contractual Obligations. Each ARC Entity will perform all of its obligations in respect of all material contracts to which it is a party will and use its best efforts to keep, and to take all action to keep, such contracts in full force and effect and not allow any such contract to lapse or be terminated or any rights to renew such to be forfeited or cancelled; provided, however, that any such contract may lapse or be terminated or such renewal rights may be forfeited or cancelled if in the reasonable business judgment of the ARC Entity in its best interests to allow or cause such lapse, termination, forfeiture or cancellation.

                  5.13 Further Assurances. Borrower shall promptly cure any defects in the creation, issuance, or delivery of the Loan Documents. Borrower at its expense will execute (or cause to be executed) and deliver to Lender upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to evidence further and to describe more fully any Collateral intended as security for the Obligations, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, or to perfect, protect, or preserve any Encumbrances created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith. Borrower appoints Lender as Borrower's attorney-in-fact to execute any financing statements or other instruments of perfection with respect to the Collateral.

                  5.14 Security Interest; Setoff. In order to further secure the payment of the Obligations, Borrower hereby grants to Lender a security interest and right of setoff against all of Borrower's presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of Lender. By maintaining any such accounts or other property at Lender, Borrower acknowledges that Borrower voluntarily subjects the property to Lender's rights hereunder. Lender may exercise its rights under this Section without prior notice following an Event of Default. Borrower agrees that Lender shall not be liable for the dishonor of any instrument resulting from Lender's exercise of its rights under this Section.

                  5.15      Insurance.

                            5.15.1 General Insurance Requirements. In addition
                  to the other specific requirements set forth in this Agreement and in other Loan Documents, the ARC Entities shall maintain insurance on all insurable Properties now or hereafter owned by them against such risks and to the extent customary in their industry, and shall maintain or cause to be maintained public liability, worker's compensation insurance to the extent customary in their industry, and loss of rental income or business interruption insurance coverage, all in form and amounts reasonably acceptable to Lender. A listing of the ARC Entities' current insurance coverages is provided on the attached Schedule 5.15.1, which is incorporated herein by reference.

                            5.15.2 Insurance on Tangible Collateral. Each ARC
                  Entity shall keep its Property insured against "all risks of physical loss" (except earthquake, unless Lender specifically so requires at its election, and also including flood insurance, if applicable) under a casualty insurance policy with the "replacement cost" endorsement and a deductible calculated on an "occurrence" basis of no more than $10,000 (other than coverage for windstorm damage in Florida and Texas, where a deductible of one percent is permitted). Each ARC Entity shall maintain public liability coverage in an amount of at least $1,000,000 per occurrence. The following provisions shall apply to all such insurance policies issued with respect to tangible Collateral:

                                          5.15.2(a) Rating of Insurer. Each
                            insurance policy shall be issued by an insurance company with a rating of "A" or better by A. M. Best & Co.

                                          5.15.2(b) Mortgagee Provisions. Each
                            casualty policy covering Collateral shall name Lender as an insured mortgagee pursuant to a non-contribution mortgagee clause satisfactory to Lender, and all liability insurance policies shall name Lender as an additional insured. The issuers of such policies must agree in writing (by the policy provisions, endorsement or letter) to give Lender at least twenty (20) days prior written notice before termination or any reduction of amount or scope of coverage.

                                          5.15.2(c) Original and Renewal
                            Policies. Borrower shall deliver certificates of insurance in form and substance satisfactory to Lender on the Closing Date. Within 90 days thereafter, Borrower shall deliver certified copies of all insurance policies covering any Collateral and, if requested by Lender, Borrower shall deliver such original policies to Lender. Not less than thirty (30) days prior to the expiration date of each policy of insurance required under this Instrument, Borrower shall deliver to Lender evidence of the renewal of such policy or policies or of the substitution of another policy or policies complying with the terms of this Agreement. Lender may require that such evidence consist of the presentment of a renewal policy or policies marked "premium paid." If Borrower fails to maintain the required insurance, Lender may, at Lender's option, obtain such insurance, or Lender may obtain single interest coverage insuring only Lender's interest in the Collateral. Lender agrees to give Borrower reasonable advance notice of its decision to purchase insurance pursuant to this paragraph unless in so doing it will be without the benefit of the required insurance for any period of time. In such later case, Lender will advise Borrower of its decision with reasonable promptness. In no event shall Lender be under any obligation to procure or maintain insurance on the Collateral. The cost of any insurance so obtained shall become part of the Obligations and shall be due from Borrower upon demand.

                            5.15.2(d) Application of Proceeds. Borrower hereby assigns to Lender, as further security for the payment of the Obligations, all policies of insurance which now or hereafter insure against any loss or damage to the Collateral. Borrower shall promptly give written notice to Lender of any loss or damage to the Collateral and will not adjust or settle any such loss without the written consent of Lender. If Lender, on account of any insurance on the Collateral, receives any money for loss or damage, such amount may, in the reasonable exercise of Lender's discretion, be retained and applied by Lender toward payment of the Obligations, or be paid to Borrower, wholly or in part, subject to such conditions as Lender may require. Lender is hereby irrevocably appointed attorney-in-fact for Borrower to receive any sums collected under insurance policies insuring the Collateral, to endorse any drafts or instruments received under such policies, and to make proof of loss for, settle, and give binding acquittances for claims under such policies. To the extent of any inconsistency regarding the application of insurance proceeds between this Agreement and the Mortgage securing the obligations under the Reimbursement Agreement (the "Kentucky Mortgage"), the provisions of the Kentucky Mortgage will control with respect to the Project as defined in the Kentucky Mortgage.

                                          5.15.2(e) Impairment of Insurance.
                            Borrower covenants that neither it nor any other ARC Entity will do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated, unless replaced with similar insurance required hereby without any intervening lapse of coverage.

                  5.16 Accounts and Records. Each ARC Entity shall maintain current books of record and account, in which full, true, and correct entries will be made of all transactions.

                  5.17 Official Records. Each ARC Entity shall maintain current corporate records, minute books and stock ledgers or partnership records, as applicable.

                  5.18 Right of Inspection. Borrower shall permit any officer, employee, or agent of Lender to visit and inspect any of the Property of any ARC Entity, to examine its books of record and accounts and corporate records, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of any ARC Entity with their respective officers, accountants, and auditors, all at such reasonable times and as often as Lender may reasonably desire and upon reasonable advance notice absent an Event of Default, and Borrower will further cause all other ARC Entities to afford such privileges to Lender. Without limiting Lender's right to obtain equitable relief as to any other appropriate right in this Agreement or in other Loan Documents, Borrower agrees that the rights in this Section may be enforced by affirmative injunction and, to the extent the right to review records may be denied, the right may be enforced by a restraining order prohibiting the interference by Borrower with Lender's exercise of its rights to review of the records.

                  5.19 ERISA Information and Compliance. Each ARC Entity shall comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which it is a party. Each ARC Entity shall (i) provide Lender with copies of any annual report required to be filed pursuant to ERISA with respect to any Plan or any other employee benefit plan; (ii) notify Lender upon the occurrence of any ERISA Event or of any additional act or condition arising in connection with any Plan which it believes might constitute grounds for termination thereof by the PBGC or for the appointment of a trustee to administer the Plan; and (iii) furnish to Lender, promptly upon request, such additional information concerning any Plan or any other employee benefit plan as Lender may request.

                  5.20 Indemnity; Expenses. Borrower agrees to indemnify, defend (with counsel reasonably satisfactory to Lender) and hold harmless Lender against any loss, liability, claim or expense, including reasonable attorneys' fees, that Lender may incur in connection with the Loan Documents or the Obligations, except those losses, etc. that may result from Lender's gross negligence or willful misconduct. Without limiting the foregoing, upon demand by Lender, Borrower will reimburse Lender for the following reasonable expenses if not paid by Borrower promptly after written demand by Lender:

                            5.20.1 Administration. All out-of-pocket expenses
                  that Lender may incur in the preparation and negotiation hereof and in the course of administration of the Loans.

                            5.20.2 Taxes. All taxes that Lender may be required
                  to pay because of the Obligations or because of Lender's interest in any property securing the payment of the Obligations, excepting taxes based upon the net income of Lender.

                            5.20.3 Protection of Collateral. All costs of
                  preserving, insuring, preparing for sale (whether by improvement, repair or otherwise) or selling any collateral securing the Obligations.

                            5.20.4 Costs of Collection. All court costs and
                  other reasonable costs of collecting any debt, overdraft or other obligation included in the Obligations.

                            5.20.5 Litigation. All reasonable costs arising
                  from any litigation, investigation, or administrative proceeding (whether or not Lender is a party thereto) that Lender may incur as a result of the Obligations or as a result of Lender's association with the ARC Entities, including, but not limited to, expenses incurred by Lender in connection with a case or proceeding involving any ARC Entity under any chapter of the Bankruptcy Code or any successor statute thereto.

                            5.20.6 Attorneys' Fees. Reasonable attorneys' fees
                  incurred in connection with any of the foregoing.

If Lender pays any of the foregoing expenses, they shall become a part of the Obligations and shall bear interest at the Default Rate. This Section shall remain in full effect regardless of the full payment of the Obligations, the purported termination of this Agreement, the delivery of the executed original of this Agreement to Borrower, or the content or accuracy of any representation made by Borrower to Lender; provided, however, Lender may terminate this Section by executing and delivering to Borrower a written instrument of termination specifically referring to this Section.

                  5.21 Assistance in Litigation. Borrower covenants to, upon request, cooperatively participate in any proceeding in which Borrower is not an adverse party to Lender and which concerns Lender's rights regarding the Obligations or any Collateral.

                  5.22 Name Changes. Borrower shall give Lender at least thirty
(30) days prior written notice before Borrower or any other ARC Entity changes its name or begins doing business under any trade name.

                  5.23 Estoppel Letters. Borrower covenants to provide Lender, within ten (10) days after request, an estoppel letter stating (i) the balance of the Obligations, (ii) whether Borrower is aware of any defenses to payment of the Obligations, and (iii) the nature of any defenses to payment of the Obligations. Such balance as presented for confirmation and the nonexistence of defenses shall be presumed (subject to rebuttal by Borrower) if Borrower fails to respond to such a request within the required period.

                  5.24      Environmental Matters.

                            5.24.1 Compliance With Environmental Laws. Each ARC
                  Entity will (i) employ in connection with its operations, appropriate technology and compliance procedures to maintain compliance with any applicable Environmental Laws, (ii) obtain and maintain any and all materials permits or other permits required by applicable Environmental Laws in connection with its operations and (iii) dispose of any and all Hazardous Substances only at facilities and with carriers reasonably believed to possess valid permits under any applicable state and local Environmental Laws. Each ARC Entity shall use its best efforts to obtain all certificates required by law to be obtained from all contractors employed in connection with the transport or disposal of any Hazardous Substances.

                            5.24.2 Remedial Work. If any investigation, site
                  monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature with respect to any ARC Entity's Properties is required to be performed under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under, or within any ARC Entity's Property (or any portion thereof), it shall within 30 days after written demand for performance thereof (or such shorter period of time as may be required under applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such remedial work.

                            5.24.3 Indemnification of Lender. Borrower agrees
                  to indemnify, defend (with counsel satisfactory to Lender) and hold harmless Lender against any loss, liability claim or expense, including attorneys' fees, that Lender may incur as a result of the violation or alleged violation of any Environmental Law by Borrower or with respect to any other violation of Environmental Laws with respect to any Property of any ARC Entity. This covenant shall survive the repayment of the Loans but shall not extend to any affirmative misconduct of Lender with respect to environmental matters following Lender's acquisition of any of any ARC Entity's Property following foreclosure or proceeding in lieu thereof.


                             VI. NEGATIVE COVENANTS

                  Borrower covenants and agrees that, without Lender's prior written consent:

                  6.1 Debts, Guaranties, and Other Obligations. No ARC Entity shall incur, create, assume, or in any manner become or be liable with respect to any Debt, except the following:

                           6.1.1 Obligations to Lender. Any Obligations to
                  Lender.

                           6.1.2 Existing Liabilities. Liabilities, direct or
                  contingent, of the ARC Entities existing on the date of this Agreement that are reflected in the Financial Statements.

                           6.1.3 Endorsements. Endorsements of negotiable or
                  similar instruments for collection or deposit in the ordinary course of business.

                           6.1.4 Trade Debt. Trade payables from time to time
                  incurred in the ordinary course of business.

                           6.1.5 Taxes. Taxes, assessments, or other
                  governmental charges that are not delinquent or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower has made the reserve therefor required by GAAP.

                           6.1.6 Miscellaneous Indebtedness. Miscellaneous
                  indebtedness not to exceed $500,000 in the aggregate outstanding at any time.

                  6.2 Change of Management. Borrower shall not allow or suffer any change of management staffing or structure (other than as caused by death or disability) whereby W.E. Sheriff will cease active participation in the management of Borrower and the ARC Entities; provided, however, such a change shall not in itself cause an Event of Default hereunder, but shall only permit Lender at its option to accelerate the maturity of the Obligations upon ninety (90) days' prior written notice. Lender represents, and Borrower acknowledges, that the participation in management of the individuals named above is a primary factor in Lender's approval of the extension of the Loans.

                  6.3 Distributions. No ARC Entity shall declare or pay a distribution to its shareholders or partners (of cash, property or stock), except for Permitted Distributions.

                  6.4 Stock Acquisitions. No ARC Entity shall redeem or acquire any stock or warrants, such consent not to be unreasonably withheld.

                  6.5 Encumbrances. No ARC Entity shall create, incur, assume, or permit to exist any Encumbrance on any of its Property (now owned or hereafter acquired) except for Permitted Encumbrances. No ARC Entity shall sign or file under the Uniform Commercial Code a financing statement that names an ARC Entity as debtor or the equivalent or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except to secure Permitted Encumbrances.

                  6.6 Prepayment of Indebtedness. No ARC Entity shall make any prepayment on any obligation for borrowed money.

                  6.7 Investments. Unless Lender gives its consent, not to be unreasonably withheld, no ARC Entity shall make investments (including but not limited to acquisitions or purchases of the obligations or stock of, or any other or additional interest) in any person, firm, partnership, joint venture or corporation except: (a) those investments in existence as of the Closing Date, (b) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America maturing within fifteen (15) months of the date of purchase, (c) commercial paper having a rating of not less than "A2" of "P2" from Moody's or S & P, respectively, and
(d) certificates of deposit and bankers acceptances issued by a Lender or another banking institution with a minimum net worth of $200,000,000 and having a letter of credit rating of not less than "A" from Moody's or S & P, respectively.

                  6.8 Sales and Leasebacks. No ARC Entity shall enter into any arrangement, directly or indirectly, with any Person by which it shall sell or transfer any of its Property, whether now owned or hereafter acquired, and by which it shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                  6.9 Change of Control. Except as permitted by Section 6.11, no ARC Entity shall suffer or permit the occurrence of a Change of Control.

                  6.10 Nature of Business. No ARC Entity shall suffer or permit any material changes to be made in the character of its business as carried on at the Closing Date.

                  6.11 Further Acquisitions, Mergers, Etc. No ARC Entity shall enter into any agreement to merge, consolidate, or otherwise reorganize or recapitalize, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired), provided that approval of proposed acquisitions (of assets or equity interests) shall not be unreasonably withheld.

                  6.12 Sale of Receivables. No ARC Entity shall sell any of its receivables at a discount or otherwise.

                  6.13 Disposition of Assets. No ARC Entity shall dispose of any of its assets other than in the ordinary course of its present business upon terms standard in its industry. Notwithstanding the foregoing, Lender agrees that, provided no Event of Default or Unmatured Default exists hereunder, American Retirement Corporation may sell the Williamsburg Property and, if at the time of such sale the Loan to Value Ratio does not exceed 75%, the proceeds from the sale of the Williamsburg Property need not be applied to reduce the Obligations. The term "Loan to Value Ratio" shall mean the total commitment of Lender to the ARC Entities expressed as a percentage of the market values (including the benefit of the favorable financing associated therewith and crediting any debt service escrow balance as a part of the value for this purpose) of the Richmond Place Retirement Community and the Trinity Towers Retirement Community established pursuant to the appraisals commissioned and approved by Lender.

                  6.14 Loans to Others. No ARC Entity shall make any loan or advance to any Person, other than trade credit extended in the ordinary course of business. Notwithstanding the foregoing, (a) loans among Borrower, ARC and Trinity (following the closing of the loan to Trinity described in the Commitment Letter) shall be unrestricted; (b) the transactions described on the attached Schedule 6.14 are permitted; and (c) the ARC Entities may make additional loans among themselves and their respective Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding.

                  6.15 Inconsistent Agreements. No ARC Entity shall enter into any agreement containing any provision which would be violated or breached by the performance of the Obligations.

                  6.16 Fictitious Names. No ARC Entity shall use any name other than the name used in executing this Agreement or any assumed or fictitious name.

                  6.17 Subsidiaries and Affiliates. No ARC Entity shall create or acquire any direct or indirect Subsidiary or Affiliate or divest itself of any material assets by transferring them to any existing Subsidiary or Affiliate or to any Subsidiary or Affiliate to whose existence Lender has not consented; nor shall any ARC Entity enter into any partnership, joint venture, or similar arrangement, or otherwise make any material change in its corporate structure.

                  6.18 Place of Business. No ARC Entity shall transfer its executive offices, or maintain records with respect to accounts at any locations other than at the address for notices specified herein.

                  6.19 Adverse Action With Respect to Plans. No ARC Entity shall take any action to terminate any Plan which could reasonably result in a material liability to any Person.

                  6.20 Transactions With Affiliates. except as permitted by
Section 6.14 hereof, no ARC Entity shall enter into any transaction with any Affiliate except in the ordinary course of business and on fair and reasonable terms no less favorable than it would obtain in a comparable arms length transaction with a Person not an Affiliate.

                  6.21 Constituent Document Amendments. No ARC Entity shall amend its partnership or corporate documents.

                  6.22 Adverse Transactions. No ARC Entity shall enter into any transaction that materially and adversely affects or may materially and adversely affect the Collateral or its ability to repay the Obligations.

                  6.23 Use of Lender's Name. No ARC Entity shall, without the prior written consent of Lender, use the name of Lender or the name of any Affiliates of Lender in connection with any of its business or activities, except in connection with internal business matters, as required in making required securities law disclosures, in dealings with governmental agencies and financial institutions and to trade creditors solely for credit reference purposes.

                  6.24 Margin Securities. No ARC Entity shall own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

                  6.25 Accounting Changes. No ARC Entity shall change its fiscal year, or make any other significant change in consolidated or consolidating accounting treatment and reporting practices, except as required or permitted by GAAP.

                  6.26 Capital Stock. No ARC Entity shall issue or sell any of its capital stock or equity interest or any rights, warrants or options to acquire any of its capital stock or equity interest, or dispose of any capital stock of any of its Subsidiaries.

                  6.27 Modification of Management Agreements. The management agreements between ARCM and Trinity and Borrower (as to the Richmond Place property), shall not be modified without Lender's prior written consent.

                  6.28 Action Outside Ordinary Course. No ARC Entity shall take any other action outside the ordinary course of its business.

                            VII. FINANCIAL COVENANTS

                  7.1 Debt Service Coverage Ratio. On a rolling 4 quarter basis, tested quarterly, ARC, L.P. (to the extent accountable by the Richmond Place Complex), ARC, L.P. on a consolidated basis and Trinity each shall maintain a debt service coverage ratio of no less than 1.35:1. This ratio shall be determined as follows:

                      NIBT + D/A + INT. EXP. + LEASE EXP.
  INT. EXP. (incl. Letter of Credit, Remarketing & Guaranty fees, as appl.) + CURRENT MATURITIES OF LTD (including required escrow payments) + LEASE EXP.


As used in the formula above, NIBT means net income plus tax expense; D/A means expenses for depreciation and amortization, and other non-cash items; INT.EXP means Interest Expense; LEASE EXP. means expenses under leases other than Capital Leases; LTD means long-term Debt and CURRENT MATURITIES OF LTD means principal and escrow payments actually due and payable within the applicable test period.

                  7.2 Liquidity. ARC, ARCM and ARC, L.P. shall collectively maintain a minimum of $350,000 in unrestricted liquidity at all times. Up to $125,000 of the required liquidity amount may be held by Trinity. Assets qualifying as "unrestricted liquidity" shall be cash and cash deposits that are unencumbered.

                  7.3 Capital Expenditure Reserves, Operating Expense Reserves. ARC, L.P. (for the account of the Richmond Place Retirement Community) and Trinity shall maintain escrowed capital expenditure reserve accounts in an amount no less than $88,000 and $130,000 respectively ($500/unit). In addition, each shall similarly maintain escrowed operating expense reserve accounts in an amount no less than that amount representing fourteen (14) days of estimated annual operating expenses for each such facility. These capital expenditure and operating expense reserve accounts will serve as additional security for the Loans.

                  7.4 Security Deposit Escrows. The ARC Entities shall maintain tenant security deposits in full compliance with their contractual agreements and all applicable laws.

                            VIII. EVENTS OF DEFAULT

                  8.1 Events of Default. Any of the following events shall be considered an Event of Default under this Agreement:

                            8.1.1 Payments. Borrower's failure to make payment
                  of any installment of principal, interest or expenses to Lender within 10 days of the date when due.

                            8.1.2 Representations and Warranties. Lender's
                  determination that any representation or warranty made by any ARC Entity in any Loan Document was incorrect in any material respect as of the date thereof.

                            8.1.3 Negative Covenants. The failure of any ARC
                  Entity to comply with any of the requirements of Article VI hereof.

                            8.1.4 Reporting Requirements. The failure of
                  Borrower or any other party to timely perform all covenants in the Loan Documents requiring the furnishing of notices, financial reports or other information to Lender.

                            8.1.5 Other Covenants. The failure of any ARC
                  Entity to observe or perform any covenant contained in any Loan Document, which covenant is not subject to any specific provision in this Article VIII; provided, however, as to any such breach that is reasonably susceptible to being cured (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty
                  (30) days (five (5) days, if such Curable Default may be cured by the payment of a sum of money) after the earlier of Borrower's knowledge of the facts giving rise thereto or Lender's written notice thereof to Borrower given in accordance with the provisions hereof.

                            8.1.6 Involuntary Bankruptcy or Receivership
                  Proceedings. The appointment of a receiver, custodian, liquidator, or trustee for any ARC Entity, or for any of its Property, by the order or decree of any court or agency or supervisory authority having jurisdiction; or any ARC Entity's adjudication as being bankrupt or insolvent; or the sequestering of any of the Property of any ARC Entity by court order or the filing of a petition against any ARC Entity under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, if such involuntary proceedings are not dismissed within 30 days.

                            8.1.7 Voluntary Petitions. Any ARC Entity's filing
                  of a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, receivership, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or its consent to the filing of any petition against it under any such law.

                            8.1.8 Discontinuance of Business. Any ARC Entity's
                  discontinuance of its usual business or its dissolution.

                            8.1.9 Default on Other Debt. Any ARC Entity shall
                  fail to make any payment due from it on any indebtedness or other security for borrowed money beyond any applicable cure period (whether its liability therefor is direct or contingent), or if any other event (other than the mere passage of time) or any other condition in respect of any indebtedness or other security for borrowed money of any ARC Entity in a principal amount in excess of $100,000 (whether its liability therefor is direct or contingent) or under any agreement securing or relating to such indebtedness or other security for borrowed money shall occur the effect of which, after the giving of any required notice and the expiration of any applicable cure period, is to cause (or permit any holder of such indebtedness or other security or a trustee to cause) such indebtedness or other security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or if any such indebtedness or other security for borrowed money otherwise is accelerated and becomes due prior to its stated maturity or prior to its regularly scheduled dates of payment.

                            8.1.10 Undischarged Judgments. Any judgment against
                  any ARC Entity or any attachment or levy against the property of any ARC Entity with respect to a claim for an amount in excess of $25,000 not adequately insured or indemnified against, remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of twenty (20) days.

                            8.1.11 Insolvency. Any ARC Entity's no longer being
                  Solvent. For purposes of making the determination of solvency hereunder, any ARC Entity may include funds available from any other ARC Entity to the extent permitted under the terms of this Agreement.

                            8.1.12 Attachment. The issuance of an attachment or
                  other process against any Property of any ARC Entity, unless removed (by bond or otherwise) within twenty (20) days.

                            8.1.13 Insurance. Any ARC Entity's failure to
                  maintain any insurance required herein or in any other Loan Document.

                            8.1.14 Other Event. The occurrence of any event or
                  condition which, in Lender's reasonable discretion, materially and adversely affects the ability of Borrower to perform the Obligations.

                            8.1.15 Contest. Any ARC Entity's challenge or
                  contest the validity or enforceability of this Agreement or any other Loan Document or the validity, priority or perfection of any security interest created hereunder or under any other Loan Document in any action, suit or proceeding.

                            8.1.16 Cross-Default. The occurrence of an Event of
                  Default under (i) the Reimbursement Agreement or (ii) any document evidencing or securing obligations of Trinity to Lender.

                  8.2  Remedies.  Upon the happening of any Event of Default:

                            8.2.1 Default Rate. Lender may declare the
                  Obligations to thereafter bear interest at the Default Rate.

                            8.2.2 Acceleration. Lender may declare the entire
                  principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which are hereby expressly waived.

                            8.2.3 Exercise of Setoff. Lender may exercise its
                  right of setoff against Borrower.

                            8.2.4 Other Remedies. Lender may exercise its
                  remedies under any or all of the Loan Documents and all other rights afforded a creditor under applicable law.


                             IX. GENERAL PROVISIONS

                  9.1 Notices. All communications relating to this Agreement or any of the other Loan Documents shall be in writing and shall effective when be delivered by mail, overnight courier, special courier or otherwise to the following addresses:

                            if to Borrower:
                            American Retirement Companies, L.P.
                            Attn: Mr. W.E. Sheriff
                            111 Westwood Place, Suite 400
                            Brentwood, Tennessee 37027

                            With a Copy To:

                            Bass, Berry & Sims
                            Attn: T. Andrew Smith, Esq.
                            First American Center
                            Nashville, Tennessee 37238

                            if to Lender:

                            First Union National Bank of Tennessee
                            Attn: Scott Miler
                            150 Fourth Avenue North
                            Nashville, Tennessee 37219

                            With a Copy To:

                            Boult, Cummings, Conners & Berry
                            Attn:  John E. Murdock III, Esq.
                            414 Union Street, Suite 1600
                            Nashville, Tennessee  37219

                  Any party may change its address for receipt of notice by written direction to the other parties hereto.

                  9.2 Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Obligations shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Obligations originally represented by any part of such other Obligations.

                  9.3 Application of Payments. Amounts received with respect to the Obligations shall be applied (i) first, to any expenses due Lender, (ii) second, to accrued interest under any of the Obligations, and (iii) third, to reduce principal of the Obligations, in such manner as determined by Lender.

                  9.4 Computations; Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP.

                  9.5 Counterparts. This Agreement may be executed in counterparts with all signatures or by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart. Each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

                  9.6 Negotiated Document. This Agreement and the other Loan Documents have been negotiated by the parties with full benefit of counsel and should not be construed against any party as author.

                  9.7 Consent to Jurisdiction; Exclusive Venue. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

                  9.8 Not Partners; No Third Party Beneficiaries. The relationship of Lender and the ARC Entities is that of lender and borrower only, and neither is a fiduciary, partner or joint venturer of the other for any purpose. Except as described in the immediately succeeding sentence, this Agreement has been executed for the sole benefit of Lender, and no third party is authorized to rely upon Lender's rights or duties hereunder. Notwithstanding the foregoing, Borrower specifically acknowledges that the representations, warranties and covenants contained herein shall inure to the benefit of Lender and FUNB-NC for as long as any obligations under the Reimbursement Agreement remain outstanding, it being the expectation of the parties hereto that Lender and FUNB-NC will rely on such representations, warranties and covenants in connection with their consummation of the transactions evidenced by the Reimbursement Agreement.

                  9.9 No Reliance on Lender's Analysis. Borrower acknowledges and represents that, in connection with the Obligations, Borrower has not relied upon any financial projection, budget, assessment or other analysis by Lender or upon any representation by Lender as to the risks, benefits or prospects of Borrower's business activities or present or future capital needs incidental thereto, all such considerations having been examined fully and independently by Borrower.

                  9.10 No Marshalling of Assets. Lender may proceed against collateral securing the Obligations and against parties liable therefor in such order as it may elect, and neither Borrower nor any surety or guarantor for Borrower nor any creditor of Borrower shall be entitled to require Lender to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

                  9.11 Impairment of Collateral. Lender may, in its sole discretion, release any collateral securing the Obligations or release any party liable therefor. The defenses of impairment of collateral and impairment of recourse and any requirement of diligence on Lender's part in collecting the Obligations are hereby waived.

                  9.12 Business Days. If any payment date under the Obligations falls on a day that is not a Business Day, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the next following Business Day.

                  9.13 Participations. Lender may, from time to time, in its sole discretion, and without notice to Borrower or any other Person, sell participations in any credit subject hereto to such other investors or financial institutions as it may elect. Lender may from time to time disclose to any participant or prospective participant such information as Lender may have regarding the financial condition, operations, and prospects of Borrower.

                  9.14 Standard of Care; Limitation of Damages. Lender shall be liable to the ARC Entities only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lender's gross negligence or willful misconduct, and liability for all other matters is hereby waived. Lender shall not in any event be liable to the ARC Entities for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

                  9.15 Incorporation of Schedules. All Schedules and Exhibits referred to in this Agreement are incorporated herein by this reference.

                  9.16 Indulgence Not Waiver. Lender's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice Lender's rights to declare a default or otherwise demand strict compliance with this Agreement.

                  9.17 Cumulative Remedies. The remedies provided Lender in this Agreement are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.

                  9.18 Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party against whom enforcement of the amendment or waiver is sought. Additionally, no provision hereof may be amended or waived absent the written consent of First Union National Bank of North Carolina.

                  9.19 Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender, except that Borrower shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lender. Any attempted assignment or delegation by Borrower without the required prior consent shall be void.

                  9.20 Entire Agreement. This Agreement and the other written agreements between the ARC Entities and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. Provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision in this Agreement shall control.

                  9.21 Severability. Should any provision of this Agreement be declared invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

                  9.22 Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed.

                  9.23 Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Obligations shall be determined according to the laws of Tennessee applicable to contracts executed and performed entirely within that state.

                  9.24 Gender and Number. Words used herein indicating gender or number shall be read as context may require.

                  9.25 Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective Sections.

                  9.26 Waiver of Right to Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY, WITH BENEFIT OF COUNSEL, WAIVE THE RIGHT TO HAVE ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT OR THE OBLIGATIONS TRIED BY A JURY, WITH THE RESULT THAT ANY SUCH DISPUTE WOULD BE TRIED BY A JUDGE RATHER THAN A JURY.

                  Executed as of the date first written above.

                                AMERICAN RETIREMENT COMMUNITIES, L.P.

                                By: American Retirement Communities, LLC,
                                     General Partner


                                By: /s/ George T. Hicks
                                    -------------------------------------------

                                Title: EVP Finance
                                      -----------------------------------------


                                FIRST UNION NATIONAL BANK OF TENNESSEE,
                                Lender

                                By: /s/ S. Scott Miler
                                    -------------------------------------------

                                Title: VP
                                      -----------------------------------------

                                                                   EXHIBIT 10.12

                       FIRST AMENDMENT TO LOAN AGREEMENT


         This First Amendment to Loan Agreement is executed as of June 11th, 1996, by and between AMERICAN RETIREMENT COMMUNITIES, L.P. ("Borrower"), a Tennessee limited partnership, and FIRST UNION NATIONAL BANK OF TENNESSEE ("Lender"), a national banking association:


                                  WITNESSETH:

         WHEREAS, Borrower and Lender entered into that certain Loan Agreement ("Loan Agreement") dated as of October 31, 1995; and

         WHEREAS, Borrower and Lender wish to amend the Loan Agreement in certain particulars;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Loan Agreement is hereby amended as follows:

         1. Paragraph 2.1.2 is hereby amended by adding the following sentence thereto:

         In no event shall the letters of credit issued under this section have a maturity in excess of one (1) year.

         2. Paragraphs 2.2.1, 2.2.2 and 2.2.3 are hereby deleted in their entirety. They are hereby replaced with the following:

                 2.2.1 Amount of Term Loan. The original principal indebtedness of Borrower to Lender under Term Loan shall be Two Million Nine Hundred Fifty Thousand and No/100ths Dollars ($2,950,000.00).

                 2.2.2. Use of Proceeds of Term Loan. The proceeds of the Term Loan shall be used by Borrower to refinance the obligations of Borrower to Lender under that Amended and Restated Promissory Note made by Borrower dated October 31, 1995 payable to the order of Lender in the original principal amount of Two Million and No/100ths Dollars ($2,000,000.00), and for the purpose of repaying $1,150,000 of the preferred equity notes issued by Borrower to various investors in Borrower (the LEAAF transaction).

                 2.2.3 Term Loan Note. Borrower's obligations under the Term Loan shall be evidenced by the Term Loan Note, as amended from time to time.

         3. The Loan Agreement is hereby further amended by deleting paragraphs 2.5 and 2.6 in their entirety and substituting therefore the following:

                 2.5      Principal Repayment.

                          2.5.1 Revolving Credit Loan. All remaining principal outstanding under the Revolving Credit Loan shall become due on October 31, 1997.

                          2.5.2 Term Loan. Payments of principal shall be made under the Term Loan in the amount of One Hundred Sixty Thousand and No/100 Dollars ($160,000.00) each due on the 10th day of each January, April, July and October until October 31, 1997, when all remaining principal, interest and expenses shall become due.

                 2.6      Fees.

                          2.6.1 Revolving Credit Loan Commitment Fee. Concurrently with the initial execution of this Agreement, Borrower paid the balance due of the Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) commitment fee provided for by the Commitment Letter as a commitment fee for the Revolving Credit Loan, and shall pay in connection with the amendment to the Agreement dated June 11, 1996 an additional commitment fee of $12,500.00.

                          2.6.2 Term Loan Commitment Fee. Concurrently with the initial execution of this Agreement, Borrower paid the balance due of the Ten Thousand and No/100 Dollars ($10,000.00) commitment fee provided for by the Commitment Letter as a commitment fee for the Term Loan, and shall pay in connection with the Amendment to the Agreement dated June 11, 1996 an additional commitment fee of $5,750.00.

                          2.6.3 Letter of Credit Fees. Borrower will pay a letter of credit fee equal to 1.15% per annum of the face amount of any letter of credit issued under the Revolving Credit Loan, payable annually in advance. Borrower shall also pay Lender's standard administrative fees upon the issuance of any such letter of credit.

         4. The Loan Agreement is hereby amended by adding the following as additional paragraphs to Article II of the Loan Agreement. The additional paragraphs shall read as follows:

                 2.11 Vehicle Loan. Lender shall fund up to $500,000 at any time prior to June 11, 1997 for the use by American Retirement Corporation for the sole purpose of providing up to 100% of the invoice costs needed to purchase commercial vehicles. Any amounts paid or prepaid under the vehicle loan may not be reborrowed. All vehicles purchased pursuant to the vehicle loan shall be titled in the name of American Retirement Corporation and Lender shall be granted a first priority security interest in the vehicles so purchased. Borrower shall guarantee American Retirement Corporation's obligations under the vehicle loan.

                 2.12 Payment of Vehicle Loan. Payments of principal and interest under the vehicle loan shall be made as set forth in that certain Nonrevolving Line of Credit Note dated June 11, 1996.

                 2.13 Release of Vehicles. Provided that no Event of Default exists hereunder, Lender hereby agrees to release its lien on any vehicle purchased with proceeds of the vehicle loan provided that it is delivered the greater of the sales proceeds from the sale of the vehicle or the then current N.A.D.A. listed loan value of such vehicle.

                 2.14 Lien Perfections. As each vehicle is purchased pursuant to the provisions of this Agreement, Borrower covenants to cause American Retirement Corporation to comply with that certain Security Agreement dated June 11, 1996

                 2.15 Commitment Fee For Vehicle Loan. Borrower covenants to cause American Retirement Corporation to pay Lender an initial commitment of $1,250.00. On June 11, 1997, Borrower further covenants to cause American Retirement Corporation to pay an additional fee equal to one-half of one percent ( 1/2 of 1%) of all sums borrowed under the vehicle loan in excess of $250,000. For example, if the total amount borrowed equaled $400,000.00, an additional fee of $750.00 would be due and payable.

                 2.16     Interest.  Subject to the provisions of Section 2.3.,
                 2.4 and 2.8, amounts outstanding under that certain $500,000 Nonrevolving Line of Credit Note dated June 11, 1996 shall accrue interest, as elected by Borrower, as either a Prime Rate Loan or a LIBOR Loan.

EXECUTED as of the day first set forth above.

                          AMERICAN RETIREMENT COMMUNITIES, L.P.

                          BY: AMERICAN RETIREMENT COMMUNITIES, L.L.C., G.P.


                          By:  /s/
                               -----------------------------------------------

                          Title:
                                  --------------------------------------------



                          FIRST UNION NATIONAL BANK OF TENNESSEE


                          By:  /s/
                               -----------------------------------------------

                          Title:
                                  --------------------------------------------

                       THIRD AMENDMENT TO LOAN AGREEMENT


         This Third Amendment to Loan Agreement is executed as of February 18, 1997 by and between AMERICAN RETIREMENT COMMUNITIES, L.P. ("Borrower"), a Tennessee limited partnership, and FIRST UNION NATIONAL BANK OF TENNESSEE ("Lender"), a national banking association:


                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender entered into that certain Loan Agreement dated as of October 31, 1995, as amended by that First Amendment to Loan Agreement dated as of June 11, 1996 and as amended by that Second Amendment to Loan Agreement dated as of December 31, 1996 (as amended, the "Loan Agreement") (capitalized terms not otherwise defined herein shall have the meaning assigned in the Loan Agreement); and

         WHEREAS, Borrower and Lender wish to further amend the Loan Agreement in certain particulars;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Loan Agreement is hereby amended as follows:

         1. The Loan Agreement is hereby amended by revising the following definitions to read in full as follows:

                          "REIMBURSEMENT AGREEMENT" means the Reimbursement
                 Agreement of even date herewith executed by Borrower in favor of Lender and FUNB-NC, pursuant to which the Richmond Place Letter of Credit has been issued, as it may hereafter be modified, amended, restated or renewed.

                          "RICHMOND PLACE LETTER OF CREDIT" means the
                 Irrevocable Direct Pay Letter of Credit issued by FUNB-NC for the account of Borrower to SunTrust Bank, Nashville, N.A., as Trustee under the Trust Indenture dated as of April 1, 1987, as amended and restated as of November 1, 1994, governing the issuance of the Lexington-Fayette Urban County Government Residential Facilities Refunding Revenue Bonds (Richmond Place Associates, L.P. Project) Series 1987, and all modifications, extensions, restatements, amendments and renewals thereof.

         2. The Loan Agreement is hereby further amended by deleting paragraph 2.5.2 in its entirety and substituting therefore the following:

                          2.5.2 Term Loan. Payments of principal shall be made under the Term Loan in the amount of One Hundred Sixty Thousand and No/100 Dollars ($160,000.00) each due on the 10th day of each January, April, July and October until April 30, 1998, when all remaining principal, interest and expenses shall become due.

         3. Concurrently with the execution hereof, Borrower shall pay to Lender an extension fee for the extension of the Term Loan in the amount of $13,150.00 and an extension fee for the extension of the Revolving Loan entered into in December of 1996 in the amount of $6,250.00.

         4. As amended hereby, the Loan Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Amendment and the other written documents among the parties. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee.


                 EXECUTED as of the day first set forth above.

                          AMERICAN RETIREMENT COMMUNITIES, L.P.

                          BY: AMERICAN RETIREMENT COMMUNITIES, L.L.C., G.P.


                          By:  /s/
                               ----------------------------------------------

                          Title:
                                  -------------------------------------------



                          FIRST UNION NATIONAL BANK OF TENNESSEE


                          By:  /s/
                               ----------------------------------------------

                          Title:
                                  -------------------------------------------

                        NONREVOLVING LINE OF CREDIT NOTE


$500,000.00                    Nashville, Tennessee                June 11, 1996

                 FOR VALUE RECEIVED, American Retirement Corporation ("Maker"), a Tennessee corporation, promises to pay to the order of First Union National Bank of Tennessee ("Payee"), a national banking association, the sum of Five Hundred Thousand Dollars ($500,000.00), or as much thereof as may be outstanding from time to time pursuant to that certain Loan Agreement dated October 31, 1995 between American Retirement Communities, L.P. and Payee (the "Loan Agreement"), together with interest thereon at the rate set forth in the Loan Agreement. Accrued and unpaid interest shall be due and payable on the 10th day of each successive calendar month beginning on July 10, 1996 and continuing on the 10th day of each successive month thereafter until June 10, 1997. Thereafter, this Note shall be due and payable in forty-eight (48) equal monthly installments of principal, plus accrued interest. The first installment, together with accrued interest, shall be due and payable on July 10, 1997 and a like installment of principal, together with accrued interest, shall be due and payable on the 10th day of each successive calendar month thereafter. All remaining principal and interest shall be due and payable on June 10, 2001.

                 From time to time before June 7, 1997, Maker may borrow an aggregate amount not to exceed $500,000.00 against this Note (but may not reborrow any principal paid or prepaid) against written borrowing requests made to Payee, provided that no default has occurred under this Note or the Loan Agreement, and no event has occurred which, with notice, the passage of time or both would constitute such an event of default. The proceeds of this Note shall only be used to purchase commercial vehicles for the use by an ARC Entity and the operation of its retirement/nursing homes. As a condition precedent to any disbursement hereunder, Maker shall pay a fee as per Section 2.15 of First Amendment to Loan Agreement. Terms not otherwise defined herein shall have the meaning given such terms in the Loan Agreement.

                 Interest hereunder shall be calculated based upon a 360-day year and actual days elapsed. The interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to Maker, at the option of the holder of this Note.

                 All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of Payee in Nashville, Tennessee, or at such other address as the Payee or other holder hereof (herein "Holder") may direct.

                 To the maximum extent permitted under applicable law, any payment not made within fifteen (15) days of its due date will be subject to assessment of a late charge equal to five percent (5%) of such payment. Holder's right to impose a late charge does not evidence a grace period for the making of payments hereunder.

                 The occurrence of any Event of Default under the Loan Agreement shall constitute an Event of Default hereunder. Without limiting the foregoing, the failure of Maker to make payment of any installment of principal, interest or expenses due hereunder within ten (10) days of its due date.

                              Page 1 of 2 Pages

Upon the occurrence of an Event of Default, as so defined, Holder may, at its option and without notice, declare all principal and interest provided for under this Note, and any other obligations of Maker to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder under any documents securing or evidencing debts of Maker to Holder. Holder may waive any Event of Default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent Event of Default, this right being a continuing one. Following the occurrence of an Event of Default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Holder shall bear interest at the highest rate permissible under applicable law.

                 All amounts received for payment of this Note shall be first applied to any expenses due Holder under this Note or under any other documents evidencing or securing obligations of Maker to Holder, then to accrued interest, and finally to the reduction of principal. Prepayment of principal or accrued interest may be made, in whole or in part, only as provided in the Loan Agreement. Any prepayment(s) shall reduce the final payment(s) and shall not reduce or defer installments next due.

                 This Note may be freely transferred by Holder.

                 Maker and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship.

                 Maker and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder's interest in any collateral securing the same.

                 The validity and construction of this Note shall be determined according to the laws of Tennessee applicable to contracts executed and performed within that state. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

                 The provisions of this Note may be amended or waived only by instrument in writing signed by the Holder and Maker and attached to this Note.

                 Words used herein indicating gender or number shall be read as context may require.

                                           AMERICAN RETIREMENT CORPORATION


                                            By: /s/
                                               ------------------------------

                                            Title:
                                                  ---------------------------


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